Exhibit 99.2

Exhibit 99.2 Balanced Loan September 30, 2019 Portfolio Consumer & Other 0.2% Residential 5.7% Loans HFS 4.9% HELoC 8.5% C&I 28.8% Total Loans: $984.5 Million CRE 36.2% C&D 15.7% Meridian Corporation 14 1)Total loans held for investment and held for sale, net of fees and costs $984.5 million total gross loans and leases as of September 30, 20191 – 14.1% CAGR since December 31, 2014 18 loan participations bought from 9 entities for $23.5 million 16 loan participations sold to 4 entities for $20.0 million CRE concentration of 211.88% as of September 30, 2019 High-yielding loan mix – Average yield on portfolio loans of 5.57% year-to-date

Exhibit 99.2

Commercial Loans by Industry

September 30, 2019


Administration and Support 2.4%
CPAs and Attorneys 1.0%
Retail Trade 3.0%
Health Care and Social Assistance 4.0%
Leisure 3.9%
Finance, Insurance and Real Estate 4.7%
Scientific and Technical Services 5.8%
Residential Real Estate Investment 16.0%
Residential and Commercial Construction 15.6%
Trade / Wholesale Distributions 4.9%
Construction Related 6.1%
Shared National Credits 9.6%
Other 6.3%
Commercial Real Estate Investment 9.1%
Manufacturing 7.8%

Industry Concentration	Current Balance	Percent of Total	Number of Loans
Residential Real Estate Investment	$127,611	16.0%	309
Residential and Commercial Construction	$124,943	15.6%	286
Shared National Credits	$76,528	9.6%	45
Commercial Real Estate Investment	$72,877	9.1%	82
Manufacturing	$62,106	7.8%	134
Other	$50,001	6.3%	131
Construction Related	$48,697	6.1%	156
Scientific and Technical Services	$46,175	5.8%	88
Trade / Wholesale Distributions	$38,916	4.9%	83
Finance, Insurance and Real Estate	$37,339	4.7%	130
Health Care and Social Assistance	$31,953	4.0%	85
Leisure	$31,217	3.9%	31
Retail Trade	$24,254	3.0%	48
Administration and Support	$18,946	2.4%	57
CPAs and Attorneys	$8,216	1.0%	53
Total	**$799,779 [1]**	**100.0%**	**1,718**

1) Current balance; total does not include consumer loans, HELoC and 1st mortgages
Source: Company documents

Meridian Corporation 15

Exhibit 99.2 Shared National Credits September 30, 2019 7.1% 13.5% .9% 3.0% 3% 10.4% Total: $80.5 Million 3.6% 7.5% 4.3% 7.5 4.5% 4.9 .3% 4.9% 5.6% Chemicals/Perfo rman ce Materials/Adhesives: 13.5% Construction Equipment: 7.5% Healthcare Equipment & Services: 6.3% Telecommunicatio n: 4.9% Consum er Packaged Goods: 4.5% Transportation: 4.3% Drilling (Oil / Gas / Silica): 3.5% Wholesale Chemicals : 3.1% Supermarkets & Oth er Grocery: 2.9% Industrial Manufact urin g/Capital Goods: 10.4% Prog ram ming Software: 7.5% Plastics M anufact uring: 5.6% Correctional Facilities: 4.9% Com munication & Network Services: 4.5% Sales/M arketing/Tech Solu tions: 3.6% Credit B ureaus: 3.1% Exterior Hom e Product Distribution: 3.0% Other: 7.1% Meridian Corporation 16 Note: Current balance includes a $4 million funding for a loan purchase committed in September Source: Company documents Current balance of $80.5 million as of September 30, 2019 $44.1 million, 58%, rated BB or higher; $7.0 million, 9%, rated B-, nothing lower 40 borrowers; 9.6% of loan portfolio Average Loan Size: $1.9 million Average Yield: 4.9% No direct retail or energy credits

Exhibit 99.2

Double Leverage and Interest Coverage

$ in thousands

Assumptions	
% of Subordinated Debt Net Proceeds Downstreamed to Bank	90%
Subordinated Debt Issuance Gross Proceeds Amount	$30,000
Subordinated Debt Issuance Net Proceeds Amount	$29,200
Interest Rate	5.00%

	For the Twelve Months Ended: December 31,			MRQ September 30,
	2016	2017	2018	2019
Bank-Level Equity	$69,963	$101,363	$109,867	$117,522
Consolidated Equity	69,963	101,363	109,552	117,772
Double Leverage Ratio	**100.00%**	**100.00%**	**100.29%**	**99.79%**
Net Proposed Subordinated Debt Offering Downstreamed to Bank				**$26,280**
Pro Forma Bank-Level Equity Assuming 90% Downstreamed to Bank				**143,802**
Pro Forma Double Leverage Ratio				**122.10%**
Interest Coverage				
Total Deposit Interest	$3,470	$4,627	$9,227	$3,633
Other Borrowing Interest	1,722	2,155	2,180	683
Total Interest Expense	**5,192**	**6,782**	**11,407**	**4,316**
Pre-tax Income	7,521	5,786	10,490	4,231
Interest Coverage (including deposit expense)	**2.45x**	**1.85x**	**1.92x**	**1.98x**
Interest Coverage (excluding deposit expense)	**5.37x**	**3.68x**	**5.81x**	**7.19x**
New Holding Company Subordinated Debt Expense (5.00%)				**375**
Pro Forma Interest Coverage (including deposit expense)	**2.45x**	**1.85x**	**1.92x**	**1.82x**
Pro Forma Interest Coverage (excluding deposit expense)	**5.37x**	**3.68x**	**5.81x**	**4.64x**

Source: S&P Global Market Intelligence, company documents

Meridian Corporation 21

Exhibit 99.2 Estimated Pro Forma Capital Ratios • • • • $30.0 million gross offering, $29.2 million net of legal and placement agent fees Approximately $7.1 million used to pay down existing bank-level borrowings 90% of net proceeds downstreamed to the Bank as Tier 1 Common Equity 20% risk-weighting on net proceeds for purpose of pro forma risk-weighted assets Estimated Holding Company 9/30/2019 Capital Ratios¹ Actual 9/30/2019 Pro Forma For Sub Debt 9/30/2019 15.30% 11.19% 10.69% 10.46% 10.06% 9.86% TCE / TA² Leverage Ratio Tier 1 Ratio Total Capital Ratio Meridian Corporation 1)Holding company is not subject to regulatory capital ratios under small BHC rules 2)Non-GAAP Source: S&P Global Market Intelligence, company documents 22 13.11% 11.25% Key Offering Assumptions